Exhibit 3.2

GLOBAL GEOPHYSICAL SERVICES, INC.

BYLAWS

As adopted effective as of February 6, 2015

Amended and Restated, effective as of February 6, 2015

GLOBAL GEOPHYSICAL SERVICES, INC.
BYLAWS

i

ii

GLOBAL GEOPHYSICAL SERVICES, INC.
(the “Corporation”)

BYLAWS

ARTICLE I
MEETINGS OF STOCKHOLDERS

Section 1.01.    Annual Meetings. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware on such date and at such place and time as are designated by resolution of the Corporation’s board of directors (the “Board”).

Section 1.02.    Special Meetings.  A special meeting of the stockholders for any purpose may be called at any time by the President (or, in the event of his or her absence or disability, by any Vice President) or by the Secretary pursuant to a resolution of the Board.  A special meeting shall be called by the Chairman of the Board, the President or the Secretary, immediately upon receipt of a written request therefor by a majority of the Board or stockholders holding in the aggregate more than fifty percent (50%) in voting power of all outstanding shares of capital stock of the Corporation entitled to vote at any meeting of the stockholders.  Such special meetings of the stockholders shall be held either within or without the State of Delaware on such date and at such time and place as are designated by such officer or in such resolution.

Section 1.03.    Participation in Meetings by Remote Communication.  The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware as amended from time to time (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04.    Notice of Meetings; Waiver of Notice.

(a)
The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than 10 days nor more than 60 days prior to the meeting to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL.  The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iv) such other information as may be required by law or as may be deemed appropriate by the President or the Vice President calling the meeting, or by the Board.  If the stockholder list referred to in Section 1.06 of these bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.  If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.

(b)
A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

(c)
In the event a special meeting of the stockholders is not called within 20 days after receipt of the requisite request set forth in Section 1.02 of these bylaws, any stockholder or stockholders executing such request may call such meeting.

Section 1.05.    Proxies.

(a)
Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b)
A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these bylaws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

(c)
Except as otherwise set forth in the LLC Agreement (as defined below), no proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period.  Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 1.06.    Voting Lists.  The officer of the Corporation, or the agent of the Corporation, who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  This list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting as required by the DGCL or other applicable law.  The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07.    Quorum.  Except as otherwise required by law or by the certificate of incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.  A quorum, once established, is not broken by the withdrawal of enough votes to leave less than a quorum.  If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or by proxy, or, in the absence of all the stockholders entitled to vote thereat, any officer of the Corporation entitled to preside at, or act as secretary of, such meeting, shall have power to adjourn the meeting in accordance with Section 1.09.

Section 1.08.    Voting.  Every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her name on the books of the Corporation (x) at the close of business on the record date for such meeting, or (y) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  At all meetings of stockholders for the election of directors, a plurality of the votes of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors is sufficient to elect directors.  All other matters at any meeting at which a quorum is present shall be decided by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless otherwise expressly provided by express provision of law or the certificate of incorporation.  The stockholders do not have the right to cumulate their votes for the election of directors.

Section 1.09.    Adjournment.  Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these bylaws shall be given to each stockholder of record entitled to vote at the meeting.  At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.10.    Organization; Procedure. The President shall preside over each meeting of stockholders.  If the President is absent or disabled, the presiding officer shall be selected by the Board or, failing action by the Board, by a majority of the stockholders present in person or represented by proxy.  The Secretary, or in the event of his or her absence or disability, an appointee of the presiding officer, shall act as secretary of the meeting.  The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meeting.

Section 1.11.    Action Without a Meeting.  Any action required by the DGCL to be or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as permitted by the DGCL.  Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

ARTICLE II
BOARD OF DIRECTORS

Section 2.01.    General Powers. Except as may otherwise be provided by law or by the certificate of incorporation, and (so long as Global Geophysical Services, LLC (“GGS LLC”) holds the majority of the outstanding shares of common stock of the Corporation) subject to Section 3.4 of the Amended and Restated Limited Liability Company Agreement of Global Geophysical Services, LLC, dated as of February 9, 2015 (as amended from time to time in accordance with the terms thereof, the “LLC Agreement”), the affairs and business of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws directed or required to be exercised by the stockholders.  The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 2.02.    Number and Term of Office. The initial number of directors constituting the Board shall be 5, and at all times the number of directors shall be set in accordance with the certificate of incorporation and (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation) the LLC Agreement.  Each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 2.03.    Election of Directors.  Directors shall be elected by stockholders in accordance with Section 1.08 of these bylaws.  The directors shall hold office for an initial term of two years from the date hereof, and then for subsequent terms of one year in accordance with the terms of the certificate of incorporation and (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation) the LLC Agreement.  Except as otherwise provided in Section 2.13 and 2.14 of these bylaws, at each annual meeting of stockholders following the second anniversary of the date hereof, the respective successors of the directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the first year following the year of their election.  Notwithstanding anything to the contrary in the foregoing, elections of directors shall in all respects be in accordance with the terms of the certificate of incorporation and (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation) the LLC Agreement.

Section 2.04.    Regular Meetings.  Regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

Section 2.05.    Special Meetings. Special meetings of the Board shall be held whenever called by any director then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings.  Any business may be conducted at a special meeting.

Section 2.06.    Notice of Meetings; Waiver of Notice.

(a)
Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.09 of these bylaws.  Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary.  Each such notice and confirmation must be given (received in the case of personal service, or delivery of written confirmation) not less than 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution or other action, as the case may be.

(b)
A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.07.    Quorum; Voting. At all meetings of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for the transaction of business.  Except as otherwise required by law, the certificate of incorporation or these bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.08.    Action by Telephonic Communications.Members of the Board may participate in a meeting of the Board by means of conference telephone or similar     communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.09.    Adjournment.  A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present.  No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.06 of these bylaws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.10.    Action Without a Meeting.Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11.    Regulations.  To the extent consistent with applicable law, the certificate of incorporation and these bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.  The Board may elect from among its members a chairperson and one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.

Section 2.12.    Resignations of Directors.  Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the President or the Secretary.  Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.  A resignation conditioned upon the director’s failure to obtain a specified vote for re-election as director is irrevocable.

Section 2.13.    Removal of Directors.  Subject to the terms of the certificate of incorporation and (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation) the LLC Agreement, any director may be removed with or without cause at a meeting of stockholders upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors.

Section 2.14.    Vacancies and Newly Created Directorships.  Subject to the terms of the certificate of incorporation and (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation) the LLC Agreement, if any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act. Subject to the terms of the LLC Agreement (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation), any such vacancies or newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders.  If a director resigns effective at a future date, he or she may participate in the election of replacement directors provided for in the preceding sentence, with the election to take effect at the effective date of such resignation.  A director elected to fill a vacancy shall hold office until the election of directors at which the former director whom such succeeding director is succeeding as a director would, but for such vacancy, have completed his or her term as director and until his or her successor has been elected and qualified.  A director elected to fill a newly created directorship shall hold office for such term, not to exceed three years, as is determined by the Board consistent with the provisions of the Certificate of Incorporation, and until his or her successor has been elected and qualified.

Section 2.15.    Compensation.  The Board may by resolution determine the compensation of directors for their services and the expenses in the performance of such services for which a director is entitled to reimbursement.

Section 2.16.    Reliance on Accounts and Reports, etc. A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III
COMMITTEES

Section 3.01.    Designation of Committees. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.  The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

Section 3.02.    Available Powers. Any committee established pursuant to Section 3.01, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation) the LLC Agreement, the certificate of incorporation and these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.03.    Unavailable Powers.  No committee of the Board shall have the power or authority to amend the certificate of incorporation (except in connection with the issuance of capital stock as provided in the previous section); recommend a dissolution of the Corporation or a revocation of such a dissolution; amend the bylaws of the Corporation; or, unless the resolution establishing such committee or the certificate of incorporation expressly so provide, declare a dividend, authorize the issuance of stock or adopt a certificate of merger.

Section 3.04.    Members and Alternate Members. The members of each committee and any alternate members shall be selected by a majority of the Board, and shall serve at the pleasure of the Board or, if a majority of the Board shall so determine, for a stated term.  An alternate member may replace any absent or disqualified member at any meeting of the committee.  An alternate member shall be given all notices of committee meetings and may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified.  Each member (and each alternate member) of any committee shall hold office only until the end of such term, if any, as may have been fixed for such person by a majority of the Board, the time he or she shall cease to be a director, or his or her earlier death, resignation or removal.

Section 3.05.    Committee Procedures.  A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by a majority of the Board.  The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.  Each committee shall keep regular minutes of its meetings and report to the Board when required.  A majority of the Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these bylaws or any charter or other rules and regulations adopted by a majority of the Board.

Section 3.06.    Meetings and Actions of Committees. Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations or stock exchange rules, meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these bylaws, with such bylaws being deemed to refer to the committee and its members in lieu of the Board and its members:

(a)	Section 2.04 (to the extent relating to place and time of regular meetings);

(b)	Section 2.05 (relating to special meetings);

(c)	Section 2.06 (relating to notice and waiver of notice);

(d)	Section 2.08 and 2.10 (relating to telephonic communication and action without a meeting); and

(e)	Section 2.09 (relating to adjournment and notice of adjournment).

Special meetings of committees may also be called by resolution of the Board.

Section 3.07.    Resignations and Removals.  Any member (and any alternate member) of any committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, to the President or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any member (and any alternate member) of any committee may be removed from such position at any time, either for or without cause, by resolution adopted by a majority of the Board.

Section 3.08.    Vacancies.  If a vacancy occurs in any committee for any reason the remaining members (and any alternate members) may continue to act if a quorum is present.  A committee vacancy may be filled by a majority of the Board.

Section 3.09.    Participation Rights.  So long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation, in accordance with the terms of the bylaws attached as Annex II to the LLC Agreement or any successor bylaws under the LLC Agreement (the “LLC Bylaws”), each committee shall include at least one Third Avenue Manager (as defined in the LLC Agreement) and one Independent Manager (as defined in the LLC Agreement).

ARTICLE IV
OFFICERS

Section 4.01.    Officers.  The Corporation shall have such officers as are from time to time determined by resolution of the Board, including a President, who shall be the chief executive officer of the Corporation and who may be designated “Chief Executive Officer,” one or more Vice Presidents, a Treasurer and a Secretary, and such other officers as may be appointed pursuant to Section 4.02(b) of these bylaws.  The Board shall from time to time designate a Vice President to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.  Any number of offices may be held by the same person.  An officer of the Corporation may be, but need not be, a director of the Corporation, and the chairperson of the Board may but need not be an officer, including the President, of the Corporation.

Section 4.02.    Appointment of Officers.

(a)	The Board shall elect the officers of the Corporation, except such officers as may be appointed in accordance with Section 4.02(b) of these bylaws.

(b)
The Board from time to time may by resolution also empower the President (and one or more Vice Presidents) to appoint and remove subordinate officers and to prescribe their respective rights, terms of office, authorities and duties to the extent not prescribed by the Board.

(c)
An officer shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these bylaws, (c) to the extent not inconsistent with law, these bylaws or the LLC Agreement, as may be specified by resolution of the Board and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.02(b).  Any action by an appointing officer may be superseded by action by the Board.

(d)
Unless otherwise determined by the Board, the officers of the Corporation need not be elected for a specified term but shall serve at the pleasure of the board or the appointing officer or for such terms as may be agreed in the individual case by each officer and the Corporation.  Each officer, whether elected by the Board or appointed by an officer in accordance with Section 4.02(b) of these bylaws, shall hold office until his or her successor has been elected or appointed and has qualified, or until his or her earlier death, resignation or removal.  A failure to elect officers shall not dissolve or otherwise affect the Corporation.

Section 4.03.    Removal and Resignation of Officers.  Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.  Any officer may resign at any time by giving written notice to the Corporation, either in writing signed by such officer or by electronic transmission.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  The removal or resignation of an officer does not affect the rights of the Corporation or such officer under his or her contract of employment, if any.

Section 4.04.    Vacancies in Office.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or, if the vacant office was held by an officer appointed by another officer, by the appointing officer.

Section 4.05.    Compensation.Except as otherwise determined by the Board, the salaries of all officers of the Corporation shall be fixed by the Compensation Committee, if such committee is designated pursuant to Section 3.01, or, if not so fixed by such Compensation Committee, by the Board or in the manner established by the Board.

ARTICLE V
CAPITAL STOCK

Section 5.01.    Certificates of Stock, Uncertificated Shares.The shares of the Corporation shall be represented by certificates, except to the extent that the Board has provided by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate, signed by the appropriate officers of the Corporation, representing the number of shares registered in certificate form.  Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the certificate of incorporation and these bylaws.

Section 5.02.    Signatures; Facsimile.  All signatures on the certificates referred to in Section 5.01 of these bylaws may be in facsimile form, to the extent permitted by law.  If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03.    Lost, Stolen or Destroyed Certificates.  A new certificate (or uncertificated shares, if authorized as contemplated by Section 5.01) may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation designated by the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 5.04.    Transfer of Stock.

(a)
Transfers of certificated shares shall be made on the books of the Corporation upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer and otherwise in compliance with applicable law.  Transfers of uncertificated shares shall be made on the books of the Corporation as provided by applicable law.  Within a reasonable time after the transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL.  Subject to applicable law, the provisions of the certificate of incorporation and these bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

(b)	The Corporation may enter into agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

(c)	THE TRANSFER OF ANY STOCK OF THE CORPORATION OR ITS SUBSIDIARIES IS RESTRICTED BY THE TERMS OF THE LLC AGREEMENT.

Section 5.05.    Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, or due delivery of instructions for the registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.  If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06.    Issuance and Payment.  Subject to the provisions of applicable law, the certificate of incorporation, these bylaws and (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation) the LLC Agreement, shares may be issued for such consideration and to such persons as the Board may determine from time to time.  Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

ARTICLE VI
INDEMNIFICATION

Section 6.01.    Indemnification

(a)
In General.  The Corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (x) such person is or was serving or has agreed to serve as a director or officer of the Corporation or (y) such person, while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, manager or agent of another Corporation, partnership, joint venture, trust or other enterprise or (z) such person is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:

(i)
in a proceeding other than a proceeding by or in the right of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom, or

(ii)
in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom;

provided, that (i) such conduct that is the basis for the proceeding did not constitute fraud, gross negligence, or intentional misconduct, or (ii) (A) such conduct was based on good faith reliance on advice of legal counsel, accountants or other professional advisors and (B) such reliance did not constitute fraud, gross negligence or intentional misconduct.

(b)
Indemnification in Respect of Successful Defense.  To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c)
Indemnification in Respect of Proceedings Instituted by Indemnitee.  Section 6.01(a) does not require the Corporation to indemnify a present or former director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these bylaws.

Section 6.02.    Advance Payment of Expenses.  The Corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking (which may be unsecured) by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.  The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 6.03.    Procedure for Indemnification. Any indemnification under Section 6.01 of these bylaws or any advance payment of expenses under Section 6.02 of these bylaws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance.  Indemnification may be sought by a person under Section 6.01 of these bylaws in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final.  A person seeking indemnification or advance payment of expenses may seek to enforce such person’s rights to indemnification or advance payment of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within 30 days of, or to the extent all or any portion of a requested advance payment of expenses has not been granted within 10 days of, the submission of such request.  All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advance payment of expenses under this Article, in whole or in part, shall also be indemnified by the Corporation.

Section 6.04.    Burden of Proof.

(a)
In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these bylaws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met.  A prior determination by the Corporation (including its Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

(b)
In any proceeding brought to enforce a claim for advance payment to which a person is entitled under Section 6.02 of these bylaws, the person seeking an advance payment need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these bylaws.

Section 6.05.    Contract Right; Non-Exclusivity; Survival.

(a)
The rights to indemnification and advance payment of expenses provided by this Article shall not be deemed exclusive of any other indemnification or advance payment of expenses to which a present or former director or officer of the Corporation seeking indemnification or advance payment of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.

(b)
The rights to indemnification and advance payment of expenses provided by this Article to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.06.    Insurance.  The Corporation shall purchase and maintain directors and officers insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, and may purchase and maintain insurance on behalf of the Corporation and its subsidiaries, in amounts as determined by the Board as customary for a similarly situated business, against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 6.07.    Employees and Agents.  The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.08.    Interpretation; Severability.Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.09.    Amendments.  Any repeal or amendment of this Article VI by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these bylaws inconsistent with this Article VI, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 6.10.    Contract Rights.  The rights provided to indemnitees pursuant to this Article VI (a) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article VI were set forth in a separate written contract between the indemnitee and the Corporation, (b) shall fully vest at the time the indemnitee first assumes his or her position as a director or officer of the Corporation and the repeal or modification of any relevant provision of the DGCL or these bylaws shall not adversely affect any right or obligation of such indemnitee existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts, (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VI, (d) shall continue as to a indemnitee who has ceased to be a director or officer of the Corporation, and (e) shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  The Corporation (i) shall be the indemnitor of first resort (i.e. its obligations to an indemnitee are primary and any obligation of any other indemnitor (“Other Indemnitors”) to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnitee is secondary), (ii) shall be required to advance the full amount of expenses incurred by an indemnitee in accordance with this Article VI and shall be liable for the full amount of all liabilities to the extent legally permitted and as required by the terms of these bylaws (or any other agreement between the Corporation and an indemnitee), without regard to any rights an indemnitee may have against any Other Indemnitor, and (iii) irrevocably waives, relinquishes and releases any Other Indemnitors from any and all claims against such Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

ARTICLE VII
OFFICES

Section 7.01.     Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Corporation’s certificate of incorporation.

Section 7.02.    Other Offices.  The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01.    Dividends.

(a)
Subject to any applicable provisions of law and the certificate of incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting of the Board and any such dividend may be paid in cash, property, or shares of the Corporation’s stock.

(b)
A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02.    Reserves.  There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation, and the Board may similarly modify or abolish any such reserve.

Section 8.03.    Execution of Instruments. Except as otherwise required by law, the certificate of incorporation or (so long as GGS LLC holds the majority of the outstanding shares of common stock of the Corporation) Section 3.4 of the LLC Agreement (or any successor provision thereof), the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04.    Voting as Stockholder.  Unless otherwise determined by resolution of the Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting, or, if applicable, through action without a meeting.  The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.05.    Fiscal Year.  The fiscal year of the Corporation shall terminate on December 31 and the subsequent fiscal year shall commence on the following day.

Section 8.06.    Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.  The form of such seal shall be subject to alteration by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.07.    Books and Records; Inspection.   Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

Section 8.08.    Electronic Transmission.  “Electronic transmission”, as used in these bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX
AMENDMENT OF BYLAWS

Section 9.01.    Amendment.Subject to Section 3.4 of the LLC Agreement, these bylaws may be amended, altered or repealed

(a)
by resolution adopted by a majority of the Board at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b)
at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

ARTICLE X
INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

Section 10.01.    Validity.  Any contract or other transaction between the Corporation and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

Section 10.02.    Disclosure, Approval.  The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

(a)
to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote;

(b)
to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

(c)	if applicable and necessary, such contract is approved in accordance with the terms of the LLC Agreement.

Section 10.03.    Nonexclusive.  This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

ARTICLE XI
CONSTRUCTION

Section 11.01.    Construction.  In the event of any conflict between the provisions of these bylaws as in effect from time to time and the provisions of the certificate of incorporation of the Corporation as in effect from time to time, the provisions of such certificate of incorporation shall be controlling.

ARTICLE XII
LIMITATION ON AUTHORITY OF STOCKHOLDERS, DIRECTORS AND OFFICERS

Section 12.01.    Limitation on Authority.  To the extent that any matter or act (or similar matter or act) to be taken by the Corporation or its stockholders, directors or officers would require the consent of the members of GGS LLC under Section 3.4 of the LLC Agreement, then such matter or act or inaction by the Corporation or its stockholders, directors or officers shall be as directed by GGS LLC or shall require the written consent of GGS LLC, in each case, as approved by the requisite members.

[Signature Page Follows]

CERTIFICATION

I, the undersigned, being the Chairman of the Board of Directors, President and Chief Executive Officer DO HEREBY CERTIFY THAT the foregoing are the amended and restated Bylaws of the said Corporation, as adopted effective as of February 6, 2015.

/s/ Richard C. White
Richard C. White

[Signature Page to A&R Bylaws of Global Geophysical Services, Inc.]